EXTENSION AGREEMENT

PALISADES MASTER FUND LP

and

OXFORD MEDIA, INC.

June 30, 2006

EXTENSION AGREEMENT

I

PARTIES

THIS EXTENSION AGREEMENT (the “Agreement”) is entered into effective as of the 30th day of June 2006 (the “Effective Date”), by and between PALISADES MASTER FUND LP (“Palisades”); and, OXFORD MEDIA, INC., a Nevada corporation (“OXMI”). OXMI and Palisades are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.    Palisades and OXMI are parties to that certain Bridge Loan Agreement dated as of the in February 2006 (the “Bridge Loan Agreement”), Extension Agreement dated in June 2006 (the “Extension Agreement”) and the Exchange Agreement dated June 30, 2006 (the “Exchange Agreement”). In connection with the Bridge Loan Agreement OXMI issued its promissory note in the principal amount of $1,666,667.00 in favor of Palisades (the “Note”). The Bridge Loan Agreement, the Note, the Extension Agreement, Exchange Agreement and all other agreements delivered by OXMI in connection with the Bridge Loan Agreement are collectively referred to herein as the “Loan Agreements”.

B.    Payment of all amounts owing under the Loan Agreements (the “Required Amount”) is to be paid in full by OXMI to Palisades on July 3, 2006 (the “Due Date”), with payment being made any time thereafter constituting an Event of Default under the Loan Agreements

C.    Palisades is willing to extend (i) $666,667.00 of principal amount, (ii) plus interest of Note, and (iii) $16,667.68 of liquidated damages, for the limited period of time provided hereunder, the Due Date for the payment of Required Amount, provided that OXMI complies with the terms of this Agreement. The balance of the Note will be exchanged for a new note pursuant to the Exchange Agreement.

D.    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

DEFINED TERMS AND INTERPRETATION

3.1    Defined Terms in Loan Agreements. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreements.

3.2    Defined Terms in Agreement. The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

3.2.1.    Extension Date. “Extension Date” means the earlier of (i) July 20, 2006; and (ii) the closing of a transaction with SVI.

3.2.2.    Forbearance Default. “Forbearance Default” means (a) the occurrence of any Event of Default under the Loan Agreements other than the extension granted hereunder; (b) the failure of OXMI to comply with any term, condition, or covenant set forth in this Agreement; (c) any representation made by OXMI under or in connection with this Agreement shall prove to be materially false or misleading as of the date when made; or, (d) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state thereof, with respect to OXMI, any of its Affiliates, or any of its subsidiaries.

3.2.3.    Obligations. “Obligations” means each and every of the obligations of OXMI under the Loan Agreements, which obligations include without limitation payment and performance of OXMI’s obligations under the Note.

3.2.4.    Securities Act. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3.2.5.    Termination Date. “Termination Date” means the earlier to occur of (i) the Extension Date; or, (ii) the date upon which a Forbearance Default occurs.

3.3    Interpretation.

3.3.1.    Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

3.3.2.    Number and Gender. Wherever from the context it appears appropriate, (i) each term stated either in the singular or plural shall include the singular and plural; and, (ii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others.

3.3.3.    Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

3.3.4.    Article and Section Headings. The article and section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

3.3.5.    Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

3.3.6.    Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein.

3.4    Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii); the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (iii) all references to designated “Articles”, “Sections”, and to other subdivisions are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed; (iv) all references to “Dollars” or “$” shall be construed as being United States dollars; (v) the term “including” is not limiting and means “including without limitation”; and, (vi) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IV

CONFIRMATION OF OBLIGATIONS AND NEW COVENANTS

4.1    Absence of Certain Rights. OXMI hereby acknowledges and agrees that as of the Effective Date, OXMI does not have any offsets, defenses or claims against Palisades, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. OXMI and each of its respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge Palisades, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Palisades Affiliates”) of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against Palisades and/or Palisades Affiliates they ever had, now have or which any of OXMI’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated. The provision of this Section 4.1 shall survive the termination of this Agreement, Loan Agreements, and the payment in full of the Obligations.

4.2    Continued Effectiveness. Except as otherwise expressly set forth in this Agreement, the terms of each of the Loan Agreements remain unchanged, and all such Loan Agreements shall remain in full force and effect and are hereby confirmed and ratified. OXMI shall continue to perform and observe all terms and conditions of each of the Loan Agreements.

4.3    No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation, or release of any of the Loan Agreements, or, except as otherwise expressly provided herein, a waiver by Palisades of any of its rights or remedies under any of the Loan Agreements, at law or in equity.

4.4    Reaffirmation. OXMI hereby reaffirms each and every covenant, condition, obligation, and provision set forth in each of the Loan Agreements, as modified under this Agreement.

4.5    Reimbursement. OXMI agrees to pay to Palisades upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including legal fees) incurred or sustained by Palisades in connection with the preparation and negotiation of this Agreement and all related matters; and (b) from time to time after the Termination Date, any and all out-of-pocket costs, fees and expenses (including legal fees) and reasonable consulting, accounting, appraisal and other similar professional fees and expenses) hereafter incurred or sustained by Palisades in connection with the preservation of or enforcement of any rights of Palisades under this Agreement, or in respect of any of OXMI’s obligations to Palisades, all of which shall be deemed reasonable.

4.7    Other Covenants. OXMI agrees that it shall comply with the following covenants, any breach of which shall constitute an immediate Forbearance Default:

a.    OXMI shall pay to Palisades principal in the amount of $666,667.00 no later than July 20, 2006.

b.    OXMI shall pay to Palisades all accrued and unpaid interest on the amount of $666,667 no later than July 20, 2006.

c.    OXMI shall pay to Palisades all liquidated damages in the amount of $16,666.68 no later than July 20, 2006.

d.    OXMI hereby agrees to lower the conversion price on the Series A Convertible Preferred Stock issued to Palisades by OXMI from $1.50 to $1.00.
e.    OXMI shall file a Form 8-K with the Securities and Exchange Commission No later than 12:00 pm, Wednesday July 5, 2006 disclosing the terms of Loan Agreements.

f.     OXMI shall pay to Sichenzia Ross Friedman Ference LLP legal fees in the amount of $2,000 no later than July 20, 2006.

g.    OXMI shall file a registration statement as required by its next round of financing but in no event later than September 20, 2006 covering the additional shares of common stock as required by the Registration Rights Agreement relating to the Series A Convertible Preferred Stock held by Palisades.

V

AGREEMENT TO EXTEND

5.1    Extension. Provided that no Forbearance Default occurs, Palisades hereby agrees to refrain through the Termination Date from exercising any of its rights and remedies under any of the Loan Agreements that may exist solely by virtue of the granting of the Extension Date.

5.2    Retained Rights. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of any of the Loan Agreements; (b) extend the terms of any of the Loan Agreements or the due date of any of the Obligations; (c) give rise to any obligation on the part of Palisades to extend, modify, or waive any term or condition of any of the Loan Agreements; (d) give rise to any defenses or counterclaims to the right of Palisades to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Loan Agreements; or, (e) establish a custom or course of dealing between or among OXMI and Palisades. Except as expressly limited herein, Palisades hereby expressly reserves all of its rights and remedies under the Loan Agreements and under applicable law.

VI

REPRESENTATIONS AND WARRANTIES

6.1    OXMI. OXMI hereby represents and warrants to Palisades as follows as of the Effective Date:

(a)    The execution, delivery, and performance of this Agreement by OXMI is within OXMI’s corporate power and has been duly authorized by all necessary corporate action.

(b)    This Agreement constitutes a valid and legally binding agreement enforceable against OXMI in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

(c)    Each of the Loan Agreements constitutes a valid and legally binding obligation of OXMI, enforceable against OXMI in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

VII

NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be effected pursuant to Section 8.10, below, to the addresses provided under the Bridge Loan Agreement.

VIII

ADDITIONAL PROVISIONS

8.1    Executed Counterparts. This Agreement may be executed in any number of original, fax, electronic, or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed, electronic, or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine E-Mail, as a defense to the formation of a contract.

8.2    Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

8.3    Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

8.4    Additional Documentation. The Parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of New York.

8.5    Attorney’s Fees. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney’s fees.

8.6    Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.7    Remedies.

8.7.1.    Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will result from a failure to perform any of the obligations under this Agreement. Therefore, each Party waives the claim or defense that an adequate remedy at law exists in any action or proceeding brought to enforce the provisions hereof.

8.7.2.    Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.8    Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition. No course of dealing between the Parties, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of either Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.9    Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.10     Notices. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by E-Mail, by mail, by telegram, or by recognized commercial over-night delivery service (such as Federal Express, UPS, or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by facsimile transmission, upon telephone confirmation of receipt of same; (c) if by E-Mail, upon telephone confirmation of receipt of same; (d) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; (e) if by telegram, upon telephone confirmation of receipt of same; or, (f) if by recognized commercial over-night delivery service, upon such delivery.

8.11     Time. All Parties agree that time is of the essence as to this Agreement.

IX

EXECUTION

IN WITNESS WHEREOF, this FORBEARANCE AGREEMENT has been duly executed by the Parties, and shall be effective as of and on the Effective Date set forth in Article I of this Agreement.

PALISADES:	OXMI:

PALISADES MASTER FUND LP	OXFORD MEDIA, INC.

BY: __________________________________	BY: __________________________________

NAME: _______________________________	NAME: _______________________________

TITLE: _______________________________	TITLE: _______________________________

DATED: ______________________________	DATED: ______________________________